AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 24, 1999

                               FILE NO. 333-71685

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  TEXOIL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                     NEVADA                                         88-0177083
(STATE OR OTHER JURISDICTION OF INCORPORATION          (I.R.S. Employer Identification No.)
OR ORGANIZATION)

                      110 CYPRESS STATION DRIVE, SUITE 220
                            HOUSTON, TEXAS 77090-1629
                                 (281) 537-9920
               (Address including zip code, and telephone number,
              including area code of principal executive offices)

                          FRANK A. LODZINSKI, PRESIDENT
                      110 Cypress Station Drive, Suite 220
                            Houston, Texas 77090-1629
                                 (281)-537-9920

 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)

                                 WITH A COPY TO:

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME
                           TO TIME AFTER EFFECTIVENESS

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [_]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this form is a post effective, amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                       CALCULATION OF REGISTRATION FEE(1)

-------------------------------------------------------------------------------------------------------------
TITLE OF EACH CLASS OF SECURITIES   AMOUNT TO BE     PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT OF
           REGISTERED                REGISTERED     OFFERING PRICE PER      AGGREGATE        REGISTRATION FEE
                                                        SHARE (2)        OFFERING PRICE(2)        (3)
-------------------------------------------------------------------------------------------------------------
Common Stock, par $0.01              40,903,462           $0.766           $31,332,052            N/A
-------------------------------------------------------------------------------------------------------------

(1) Estimated in accordance with Rule 457 solely for the purpose of calculating the registration fee.

(2)  Based on average closing bid and ask prices on May 14, 1999.

(3) A registration fee of $11,693 was paid with the initial filing on February 1, 1999 based on a price of $0.969 per share. No additional registration fee is due.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant will file a further amendment which specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement will become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

AMENDING: PART I - PROSPECTUS

--------------------------------------------------------------------------------
Prospectus                     SUBJECT TO COMPLETION
                               PRELIMINARY PROSPECTUS
--------------------------------------------------------------------------------

                               Dated: May 24, 1999
[LOGO GRAPHIC OMITTED]

                                  TEXOIL, INC.
                       110 Cypress Station Drive, No. 220
                            Houston, Texas 77090-1629
                                 (281) 537-9920

                                   40,903,462
                                     SHARES
                                  Common Stock

RED HERRING LEGEND

      You should read this prospectus and any supplement carefully before you invest.

      The Common Stock is traded on the Boston Stock Exchange and on the NASDAQ under the symbol "TXLI".

      This Prospectus is a Secondary Offering for existing shareholders. It is being filed so existing shareholders can trade the stock they own, or may own on exercise of options and warrants. Selling security holders will sell their Common Stock into the market directly and the Company will receive no proceeds on those sales. If outstanding options and warrants are exercised, net proceeds to Texoil would be $4,635,422.00. There is no underwriting arrangement.

      The securities offered in this prospectus involve a high degree of risk. Please read the section "Risk Factors" beginning on page 6.




NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

      This prospectus is dated May 24, 1999.

                                TABLE OF CONTENTS

                                                                    PAGE
                                                                    ----
About This Prospectus...........................................     5
Incorporation By Reference......................................     5
Prospectus Summary..............................................     5
The Company ....................................................     6
Use of Proceeds.................................................     6
Risk Factors ...................................................     6
Available Information...........................................    14
Determination of Offering Price.................................    15
Dilution........................................................    16
Description of Capital Stock....................................    18
Nevada Business Corporation Act
And the Articles and Bylaws.....................................    18
      General...................................................    18
      Business Combinations.....................................    19
      Directors Duties..........................................    19
      Board of Directors........................................    19
      Shareholder Proposals and Director Nominations............    19
      Meetings of Shareholders..................................    20
      Amendment of Articles and Bylaws..........................    20
      Indemnification...........................................    20
      Limitation of Liability...................................    20
Plan of Distribution............................................    20
Legal Opinions..................................................    21
Experts.........................................................    21

                             ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission ("SEC") utilizing a "shelf" registration process. Under this shelf process, selling security holders may, over the next two years, sell the securities described in this prospectus in a series of offerings up to a total of 40,903,462 shares. This total consists of 36,846,244 shares currently issued and 4,057,218 shares issuable under options and warrants. The dollar amount of the offering will depend on the market price of the shares when they are sold. This prospectus only concerns the common stock of Texoil, Inc. As required, we will provide a prospectus supplement to add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement together with additional information described under the heading "Available Information".

      We are participating in the SEC's plain-English program. This program is intended to make prospectuses and other information more understandable to the general investor. We believe we have included all information material to investors. Certain details that may be material for specific investment purposes have not been included. To see more detail, you should read the exhibits filed with this registration statement.

                           INCORPORATION BY REFERENCE

      The SEC allows us to "incorporate by reference" the information we file with them. "Incorporate by reference" means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities included in this offering.

o     Annual Report on Form 10-KSB for the year ended December 31, 1998;

o     Quarterly Report on Form 10-QSB for the quarter ended March 31, 1999;

o     Current Report on Form 8-K/A-1 filed with the SEC on January 8, 1999.

      You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Texoil, Inc.
110 Cypress Station Drive, Suite No. 220
Houston, Texas 77090-1629
Phone:  (281) 537-9920  Fax: (281)537-8324
e-mail: info@texoil.com

      You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

                               PROSPECTUS SUMMARY

      This summary is qualified by more detailed information appearing in other sections of this prospectus. The other information is important, so please read this prospectus carefully. This prospectus is a secondary offering which provides existing shareholders the ability to sell their common stock in the open market. Shareholders may sell their shares directly into the market at the current market price. You should refer to "Plan of Distribution" on page 21 for further information.

THE COMPANY

      Texoil, Inc., (sometimes referred to as "Texoil," the "Company," "we" or "us") is a Nevada corporation headquartered in Houston, Texas. Our operating subsidiaries are Cliffwood Oil & Gas Corp. and Cliffwood Production Co. Both operating subsidiaries are Texas corporations.

      Texoil is an independent energy company that acquires and develops oil and gas reserves. Our program includes purchases of reserves, re-engineering, development, and exploration activities. Our activities are currently focused in Texas, South Louisiana and the Texas Gulf Coast.

USE OF PROCEEDS

      We are filing this registration statement to provide existing shareholders the ability to trade shares they currently own or that they may own if they exercise their options or warrants. We will not receive any proceeds from the sale of any securities being registered that are currently outstanding. If outstanding options and warrants are exercised, net proceeds to Texoil would be $4,635,422. Any proceeds received by Texoil resulting from the exercise of options and warrants will be used for general corporate purposes.

RISK FACTORS

      Before you invest in our common stock, you should be aware that there are various risks, including those described below. You should carefully consider these risk factors, together with all the other information included or incorporated by reference in this prospectus, before you decide whether to purchase shares of our common stock.

      Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. We believe it is important to communicate our expectations to our investors. However, there may be events in the future that we are not able to accurately predict or over which we have no control. The risk factors listed in this section, as well as any cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in the forward- looking statements. Before you invest in our common stock, you should be aware that the occurrence of the events described in these risks factors and elsewhere in this prospectus could have a material adverse effect on our business, results of operations, and financial condition.

FORWARD-LOOKING INFORMATION MAY DIFFER

      This Prospectus contains "forward- looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue" or similar words. You should read statements that contain these words carefully because they (1) discuss our future expectations; (2) contain projections of our future results of operations or of our financial condition; or (3) state other "forward-looking" information. All statements in this report are forward-looking statements other than those statements of historical facts. Examples of content that contain forward-looking statements are as follows:

o     Texoil's financial position, reserve quantities and net present values;

o Business strategy, plans, objectives, expectations, intent, and beliefs of management of the Company for future operations;

o     Capital expenditures; and

o     Covenant compliance.

Texoil believes that the expectations reflected in the forward-looking statements and the basis of the assumptions of such forward-looking statements are reasonable. However, Texoil cannot assure that such expectations and assumptions are correct. Important factors that could cause actual results to differ from Texoil's expectations are discussed throughout the "Risk Factors" section. Forward-looking statements are not guarantees of future performance.

OIL AND GAS PRICES MAY DECLINE

   Any sizable and extended decline in the price of oil or gas would have a harmful effect on the following:

o     Texoil's quantities of proved reserves;

o     The carrying value of such proved reserves;

o     Borrowing capacity;

o     Texoil's ability to obtain additional capital; and

o     Texoil's revenues, cash flows and profitability from operations.

Texoil's financial condition, operating results, future growth, and the carrying value of its oil and gas properties are affected by current prices of oil and gas. Texoil's ability to maintain or increase its borrowing capacity and to obtain additional capital on attractive terms is also largely dependent upon oil and gas prices. Prices for oil and gas can change drastically due to factors beyond Texoil's control. Some factors that Texoil cannot control include the following:

o     Weather conditions in the United States;

o     The condition of the United States and/or world economy;

o     The actions of the Organization of Petroleum Exporting Countries ("OPEC");

o     Political stability in the Middle East and elsewhere;

o     The foreign supply of oil and gas;

o     The availability of alternate fuel sources.

 VALUE OF ASSETS MAY BE WRITTEN DOWN

   The SEC requires companies using the full-cost accounting rules to assess their investments in oil and gas properties for recoverability on a quarterly basis. The purpose is to confirm that estimated discounted future net revenues (PV-10 value) from estimated proved reserves on an after-tax basis exceed the capitalized costs of oil and gas properties and deferred taxes carried on its balance sheet. This "ceiling test" must generally be performed using oil and gas prices at the end of the applicable period. Texoil took a write-down in 1998. A write-down would not affect cash flow from operating activities, but it would decrease earnings.

DEBT REPAYMENT MAY BE ACCELERATED

   A reduction in the value of Texoil's oil and gas properties could result in a decrease of the Company's borrowing base. Texoil could be required to repay a portion of the outstanding debt if the borrowing base is reduced below the amount required in its financing agreements. Texoil could be required to find new or different sources of capital to make this debt repayment.

ESTIMATED RESERVES AND FUTURE REVENUES MAY PROVE INACCURATE

   Texoil's proved developed and undeveloped oil and gas reserves are estimates based on reserve reports prepared by independent petroleum engineers. These estimates are based on specific pricing assumptions at a particular point in time, which may no longer be correct. Texoil's estimated reserves can be greatly affected by changes in pricing assumptions. Since December 31, 1997, oil and gas prices have generally declined. At December 31, 1998, the price of West Texas/New Mexico Intermediate ("WTI") crude oil was quoted on the New York Mercantile Exchange at $12.05 per barrel ("Bbl"). The comparable price at December 31, 1997, was $17.64 per Bbl. Natural gas was quoted at $1.95 per million British thermal unit ("MMBtu") at December 31, 1998, and $2.25 per MMBtu at December 31, 1997. Estimating reserves requires substantial judgment on the part of the petroleum engineers, resulting in imprecise determinations, particularly with respect to new discoveries. Estimates of reserves and future net revenues prepared by different petroleum engineers may vary substantially, depending in part on the assumptions made, and may be subject to material adjustment. The Company cannot be assured that the pricing and production assumptions will be realized. Estimates of proved reserves may vary from year to year reflecting changes in the price of oil and gas and results of drilling activity during the intervening period. Reserves previously classified as proved undeveloped, may be completely removed from the proved reserves classification in a subsequent year as a consequence of negative results from additional drilling or product price declines which make such undeveloped reserves uneconomical to develop. Conversely, successful development and/or increases in product prices may result in additions to proved reserves. Estimates of proved undeveloped reserves are, by their nature, much less certain than proved developed reserves. Consequently, the accuracy of engineering estimates is not assured.

HEDGING ACTIVITIES MAY LIMIT FUTURE REVENUE

   In an attempt to reduce its sensitivity to natural gas price volatility, Texoil has entered into hedging transactions ("hedging"). Additionally, we have hedged our interest rate exposure by an interest rate swap. Hedging on gas fixes prices over a predetermined period of time for a portion of its gas production. Hedging interest rates substitutes a fixed rate for a floating rate. If Texoil's reserves are not produced at rates equivalent to the hedged position, the Company would be required to satisfy its obligation under hedging contracts on potentially unfavorable terms. Also, Texoil would not have the ability to hedge that risk through sales of comparable quantities of its own production. Further, Texoil would enter into hedging contracts under terms which are based on assumptions and estimates of numerous factors such as cost of production and pipeline and other transportation costs to delivery points. Texoil may experience substantial variations between the assumptions and estimates used by the Company and actual results achieved. As a result, Texoil could be materially adversely affected by its actual profit margins and its ability to manage the risk associated with fluctuations in natural gas prices. Additionally, by hedging to a fixed price, Texoil limits its benefits if actual prices rise above the contract prices. Texoil is also subject to the risks that the other party may prove unable or unwilling to perform its obligations under such hedging contracts. Texoil could incur a material adverse financial effect if there is any significant nonperformance. In 1998, Texoil did not hedge any of its oil or natural gas production.

RESERVE REPLACEMENT AND GROWTH

   Texoil's future performance depends upon its ability to acquire and develop additional oil and gas reserves that are economically recoverable. Without successful acquisition, development and exploration activities, Texoil's reserves and revenues will decline. Prior to the merger with Cliffwood, Texoil focused its activities almost exclusively on exploration and had only limited success in replacing its production. New management has diversified activities by placing greater emphasis on acquisition, re-engineering and development activities. Although Texoil's management and business strategy, beginning in 1998, has changed, we cannot assure that the Company will be able to continue to acquire, develop or discover additional reserves at an economical cost.

INABILITY TO REPLACE OR INCREASE RESERVES

   Fluctuations in oil and gas prices can significantly impact Texoil's ability to replace and increase its oil and gas reserves. Volatile oil and gas prices make it difficult to estimate the value of producing properties for acquisition or to acquire capital to drill for new reserves. Constantly changing oil and gas prices often cause disruption in the market for oil and gas producing properties. Consequently, buyers and sellers have difficulty agreeing on the value of the properties. Price volatility also makes it difficult for us to project the estimated return on investment for acquisitions, development and exploration projects.

ON-GOING CAPITAL REQUIREMENTS

   Texoil's business is capital intensive. We must reinvest significant amounts of capital in property acquisitions, development, and exploration activities to maintain our asset base of oil and gas reserves. Without investment, the Company will deplete its oil and gas reserves. The Company will require significant cash resources to successfully implement its plans for growth. Our ability to make the necessary capital investments to maintain or expand our reserve base could be impaired if the cash flow from operations is insufficient and external sources of capital are limited or unavailable.

ACQUISITION OF PRODUCING PROPERTIES

   Management has placed a great emphasis on the acquisition of proven properties, particularly where such properties are currently producing and provide the opportunity to increase production through re-engineering and development. Texoil is competing for those properties against many better capitalized competitors, which makes successful and profitable acquisition of properties difficult. Assessments of potential income and liabilities are inexact; therefore, Texoil is uncertain of future financial performance of acquired properties. In addition, Texoil could be liable for some existing liabilities, including possible environmental liabilities for such properties. Texoil cannot assure that any properties acquired by the Company will be economically produced or developed. Uneconomical properties could have a material adverse effect on Texoil.

RE-ENGINEERING OF PRODUCING PROPERTIES

   Texoil intends to focus on re-engineering projects to improve current production, lower operating costs and increase the return on investment of fields or wells. Re-engineering may include the following activities:

o  Well workovers;

o  Recompletions of existing or untested horizons in existing well bores;

o  Installation of artificial lift equipment;

o  Revamping production facilities;

o  Drilling and installing salt water disposal facilities; and

o Implementation or improvement of water flood or other secondary recovery techniques.

   Re-engineering usually involves the same risks as drilling but with less risk of failure. There is always the possibility that Texoil will not achieve projected improvements or that the results will not be sufficient to recover the investment.

DRILLING ACTIVITIES

   Texoil expects to engage in drilling operations. We are aware that exploratory and developmental drilling involves significant economic and operating risks. Texoil may encounter sizeable cost overruns because the cost of drilling, completing and operating wells is almost always uncertain. Texoil may experience drilling operation restrictions, delays or cancellations as a result of numerous factors, many of which are beyond the Company's control. Some of the factors include the following:

o  Title or mechanical problems;

o  Weather conditions; and

o  Compliance with governmental requirements.

Drilling always involves the risks of blowouts, dangerous production and other physical hazards.

INVESTMENTS SUBJECT TO MANAGEMENT BY THIRD PARTIES

   Texoil owns less than 100% of the working interest in many of its oil and gas properties. Joint operating arrangements are customary in the oil and gas industry and are generally conducted pursuant to a joint operating agreement, whereby a single working interest owner is designated as the operator. At present, Texoil is the "operator" of the majority of its oil and gas properties. Texoil is also a non-operating working interest owner in numerous wells. For properties where Texoil owns less than 50% of the working interest, drilling and operating decisions may not be within the Company's control. If Texoil disagrees with the decision of a majority of working interest owners, it may be required, among other things, to do the following:

o  Postpone the proposed activity;

o  Relinquish or farm-out its interest; or

o  Decline to participate.

If Texoil declines to participate, it might be forced to relinquish its interest or may be subject to certain non-consent penalties, as provided in the applicable operating agreement. Such penalties typically allow participating working interest owners to recover from the proceeds of production, if any, an amount equal to 200%-500% of the nonparticipating working interest owner's share of the cost of such operations.

   Under most operating agreements, the operator has direct and full control over all operations on the property and is obligated to conduct operations in a workmanlike manner. However, the operator is usually not liable to the working interest owners for losses sustained or for liabilities incurred, except those resulting from its own gross negligence or willful misconduct. Each working interest owner is generally liable for its share of the cost of developing and operating jointly owned properties. The operator is required to pay the expenses of developing and operating the property and will invoice working interest owners for their proportionate share of such costs. In instances where Texoil is a non-operating working interest owner, the Company may have a limited ability to exercise control over operations and the associated costs of such operations. Texoil's investment success in such non-operated activities may, therefore, be dependent upon a number of factors that are outside of the Company's direct control.

   Operators may be granted liens on the working interests of other non-operating owners in the well to secure the payment of amounts owed to the operator. The bankruptcy or failure of the operator or other working interest owners to pay vendors who have supplied goods or services applicable to wells would most likely result in filing of mechanics' and materialmens' liens. These liens would encumber the well and the interests of all joint owners. COMPETITION

   Texoil encounters strong competition from several large oil companies and a number of smaller privately-owned companies in acquiring properties and leases for the exploration and development of crude oil and natural gas. The principal competitive factors in the acquisition of such oil and gas properties include the staff and data necessary to identify, investigate, and purchase such leases, and the financial resources necessary to acquire and develop such leases. Our competitors may have better financial resources, staffs, name recognition and facilities. As a result of these and other competitive factors, Texoil's strategy may not be successful and the Company may not be able to generate adequate cash flow to fund operations.

REGULATION

   ENVIRONMENTAL REGULATION

   Texoil's operations are subject to many federal, state, and local laws, regulations, and policies that govern environmental protection, zoning and other matters. These laws and regulations may impose the following:

o  Require that a permit be obtained before drilling begins;

o Restrict or prohibit the types, quantities and concentration of substances that can be released into the environment in connection with drilling and production activities;

o Prohibit or limit drilling activities on certain lands lying within wetlands or other protected areas; and

o Impose substantial liabilities for pollution resulting from past or present drilling and production operations.

   The primary environmental statutory and regulatory programs that affect Texoil's operations include the following:

   OIL POLLUTION ACT ("OPA") AND CLEAN WATER ACT ("CWA"). The Oil Pollution Act of 1990 amends certain provisions of the Federal Water Pollution Control Act of 1972, commonly referred to as the Clean Water Act, and other statutes as they pertain to the prevention of and response to oil spills into navigable waters. Under OPA, a person owning a facility or equipment from which there is a discharge, or threat of a discharge, of oil into or upon navigable waters and adjoining shorelines is liable as a "responsible party" for removal costs and damages. Federal law imposes strict, joint and several liabilities on facility owners for containment and clean-up costs and certain other damages, including natural resource damages, arising from a spill.

   CLEAN AIR ACT ("CAA"). The Clean Air Act provides for federal, state and local regulation of emissions of air pollutants into the atmosphere. Amendments to the CAA contain provisions that may result in the imposition of certain requirements for air pollution control equipment, obtaining operating permits and approvals, and other emission-related requirements which may require Texoil to make capital expenditures.

   SUPERFUND ("CERCLA"). Liability under CERCLA extends to the following people:

o  Persons who arranged for disposal of treatment of hazardous substances;

o Waste transporters who selected such facilities for treatment or disposal of hazardous substances;

o Present owners and operators of a facility from which hazardous substances are released;

o Owners and operators of a facility at the time any hazardous substances were disposed; and

o  Generators of hazardous substances that were released at such facility.

   Under CERCLA, Texoil may be responsible for all or part of the costs to clean up sites at which hazardous substances have been released.

   RESOURCE CONSERVATION AND RECOVERY ACT ("RCRA"). RCRA is the principle federal statute governing hazardous and solid waste generation, treatment, storage and disposal. RCRA and state hazardous waste management programs govern the handling and disposal of "hazardous waste." Although many of Texoil's wastes are presently exempt from requirements applicable to hazardous wastes, legislation has been proposed in Congress from time to time that would reclassify certain oil and gas wastes as "hazardous wastes" under RCRA.

   NORM. Oil and gas exploration and production activities have been identified as generators of naturally-occurring radioactive materials ("NORM"). Some states currently regulate the generation, handling and disposal of NORM due to oil and gas exploration and production activities. Texoil does not believe that its compliance with such regulations will have a material effect on its operations or financial condition, but there can be no assurance in this regard.

   OIL AND GAS REGULATION

   The federal government and various state and local governments have adopted laws and regulations relating to exploration and drilling for and production, transportation and marketing of oil and natural gas. State and local laws and regulations usually cover such matters as permitting and spacing of wells, unitization and pooling of oil and gas properties, maximum and allowable production rates, environmental protection, pollution control, taxation, bonding and insurance, surface restoration, plugging and abandonment of wells, flaring of gas and underground injection of saltwater and oilfield wastes.

   Regulation by the federal government includes regulation of the transportation and sale for resale of gas in interstate commerce pursuant to the Natural Gas Act of 1938 and the Natural Gas Policy Act of 1978. Currently, producers may sell gas at uncontrolled market prices. In 1992, the Federal Energy Regulatory Commission ("FERC") issued Order No. 636, which generally required interstate pipelines to "unbundle" or separate their previously combined services for transporting, selling, gathering and storing natural gas. Federal, state and local governments and their agencies are constantly reviewing the laws and regulations affecting the oil and gas industry. These reviews frequently result in the passage of new laws and the promulgation of new regulations affecting oil and gas producers, which could adversely affect the profitability of Texoil.

OPERATIONAL HAZARDS AND INSURANCE

   Texoil's operations are subject to all of the risks normally incident to the production of oil and gas. Some of these risks include the following:

o  Blowouts;

o  Mechanical failure;

o  Casing collapse; and

o  Oil spills and fires.

   Any one of these risks could result in severe damage to or destruction of oil and gas wells, production facilities or other property, or injury to persons. The energy business is also subject to environmental hazards such as oil spills, gas leaks and ruptures and discharge of toxic substances or gases that could expose Texoil to substantial liability due to pollution and other environmental damage. Texoil maintains insurance coverage considered to be customary in the industry. Although there are currently numerous sources from which such coverage may be obtained, the following may apply to Texoil's insurance coverage:

o The insurance may not continue to be available to Texoil on commercially reasonable terms;

o Possible types of liabilities that may be incurred by Texoil may not be covered by the Company's insurance;

o Insurance carriers may not be able to meet their obligations under the policies; or

o  Dollar amount of the liabilities may go beyond Texoil's policy limits.

   The occurrence of even a partially uninsured claim, if successful and of significant magnitude, could have a material adverse effect on Texoil's business, results of operations and financial position.

MARKETS FOR SHARES

   Shares are traded publicly on the Boston Stock Exchange and the NASDAQ Small-Cap Market. Such trading markets have certain minimum listing requirements which include, among other requirements, maintenance of a minimum share price and net worth. NASDAQ has notified Texoil that it may be delisted from the Small Cap Market as a result of failure to maintain the minimum bid requirement. We have appealed the delisting, but absent success on the appeal, Texoil will begin to trade on the over-the-counter ("OTC") bulletin board. If delisted, Texoil cannot assure that it will be able to qualify for trading on alternative markets or be relisted on NASDAQ.

                              AVAILABLE INFORMATION

   We file annual, quarterly, and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at "http://www.sec.gov." You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330.

                         DETERMINATION OF OFFERING PRICE

   Texoil, Inc.'s Common Stock trades publicly on the Boston Stock Exchange and the NASDAQ Small-Cap Market under the symbol "TXLI." The following table lists high and low sales prices for the years 1996, 1997 and 1998 of the Common Stock as reported on the NASDAQ Stock Market.

                                   TXLI
                            ------------------
                             HIGH        LOW
                            -------     ------
1996
    First Quarter           1 11/16     1 3/16
    Second Quarter          1 7/16        7/8
    Third Quarter           1 7/8       1
    Fourth Quarter          1 7/8       1 1/16

 1997
   First Quarter            1 7/8       1 1/16
   Second Quarter           2 1/16      1 5/16
   Third Quarter            1 11/16     1 5/16
   Fourth Quarter           1 9/16        31/32

 1998
   First Quarter            1 3/8         15/16
   Second Quarter           1 1/4         30/32
   Third Quarter            1 1/4         13/32
   Fourth Quarter           1 5/16        1/2

 1999
   First Quarter         1  3/32         17/32

   As of March 31, 1999, approximately 907 holders of record held the Company's Common Stock.

                                     DILUTION

   This is an offering by Selling Security Holders of currently outstanding shares and shares issuable upon the exercise of certain warrants and options. To the extent that the Company issues shares underlying the warrants and/or options and the book value per share is more than the exercise price per share, there could be dilution. The exercise prices of the options and warrants range from $.45 to $3.50.

                            SELLING SECURITY HOLDERS

                                                           # TEXOIL   OPTIONS OR
NAME                                               STATE    SHARES     WARRANTS
----                                               -----    --------  ----------
Thomas C. Bennett                                   OK        22,471
BJH Foundation                                      CA       157,333
John A. Brush                                       TX       235,900
Steven C. Collins                                   TX         6,740
Steven C. Collins                                   TX        13,480
FBO Steven C. Collins IRA UTA Charles
  Schwab & Co., Inc.                                CA        40,440
Marc Countiss                                       TX             -       5,000
Becky Lea Crews                                     TX         6,740
Jerry M. Crews                                      TX        20,220
Jerry M. Crews                                      TX     1,368,692
FBO Jerry M. Crews, Charles Schwab & Co., Inc.
  Custodian                                         TX       260,501
Susan A. Daigle                                     LA       372,951
Paul B. David                                       LA       372,951
William D. Edwards                                  TX         3,370
Energy Capital Investment Company PLC               TX       641,806
EnCap Equity 1996 Limited Partnership               TX     1,925,419
First Union Capital Partners, Inc.                  TX     2,246,671   1,128,950
Michael J. Foy                                      CO       185,350      92,675
R. J. Glover Jr.                                    TX       278,025
Robert J. Glover                                    TX       395,975
Richard Jess Glover Sr.                             TX       497,075
John L. Graves                                      TX        23,551     281,384
Lynn W. Graves                                      TX        92,268
Russel J. Green                                     LA        13,480
Charles Hainebach                                   TX       126,038
Carolina V. Hoehn                                   CA        76,961
Robert A. Hoehn                                     LA       118,000
T. W. Hoehn Jr.                                     CA     2,187,089
T. W. Hoehn III                                     CA       604,429
Ralph D. Hollingshead                               TX        13,480
FBO Ralph D. Hollingshead, Charles
  Schwab & Co., Inc.                                TX        47,180
Custodian
J. D. Hughes                                        TX             -      20,000
Hy-Bon Engineering Company, Inc.                    TX       224,671
Mark Jensen                                         TX        47,180
Jay Joliat, Trustee                                 MI       730,171
Joliat & Company, Inc.                              MI       112,336
Gregory K. Jones                                    IL        96,288
Paul M. Kameny and Carol C. Kameny
Family Trust 1995                                   CA       458,320
Iris R. LaJoie, Trustee                             FL        87,620

Robert E. LaJoie II, Trustee                        MI        87,620
Sandra J. LaJoie, Trustee     UAD 4-11-95           MI        20,220
LaJoie Ventures, LTD.                               FL       842,500
Kathryn B. Lancaster, Trustee      UAD 12-23-82     IN        87,620
The Lincoln National Life Insurance Co.             IN     3,521,650   1,760,825
Amy M. Lodzinski                                    TX         6,740
Michael A. Lodzinski                                TX         6,740
Frank A. Lodzinski                                  TX       177,397
Frank A. Lodzinski                                  TX        33,700
Frank Anthony Lodzinski                             TX         6,740
The Estate of Paschal L. Maisto                     MA       148,280
Ruben Medrano                                       TX        39,022     100,000
Clarence C. Meyer                                   TX       118,624
Gregory Mikeska                                     TX        10,110
Francis M. Mury                                     TX        20,220
Francis M. Mury                                     TX       631,268
NEMA, Inc.                                          LA       372,951
Evangeline Brooks Parten Trust of 1997              TX        40,440
Jeremy R. Parten                                    TX        40,440
John R. Parten, Custodian for John Austin Parten    TX        40,440
John R. Parten and Nancy K. Parten, JT              TX        80,880
Arthur J. Price Jr.                                 TX         6,740
Juanita Ramirez                                     TX         3,370
Thomas A. Reiser                                    TX       289,820
Joe C. Richardson Jr.                               TX             -     281,384
RIMCO Partners, L. P.                               CT     1,351,285
RIMCO Partners, L. P. II                            CT     1,351,285
RIMCO Partners, L. P. III                           CT       579,122
RIMCO Partners, L. P. IV                            CT     1,544,325
Timothy S. Riordan                                  NC        20,220
Ritchie Children's Trust                            TX     1,112,100
Marcia Mikeska Ritchie                              TX        10,110
Robert B. Rodgers                                   NJ       141,540
Julie A. Rohrberg                                   IN        20,220
William F. Seagle                                   FL       121,928      50,000
Mandel C. Selber                                    TX        13,480
Mandel C. Selber, III                               TX        13,480
FBO Mandel C. Selber III, Charles
  Schwab & Co., Inc. Custodian                      TX        80,880
Silver Hill Joint Venture                           TX        72,455
Peggy Simpson                                       TX        13,480
Peggy Simpson                                       TX       281,395
William A. Stirling                                 TX        26,960
Charles M. Strain                                   TX        10,000
V & C Energy Limited Partnership                    TX     7,931,295     337,000
Arnold Van Zanten                                   TX        67,400
Betty B. Williams                                   TX        35,268
Walter L. Williams                                  TX       354,994
James A. Willis                                     TX       193,438
John O. Wolters                                     TX       741,400
Robert W. Young                                     TX        13,480
                                                          ----------   ---------
                                                          36,846,244   4,057,218
                                                          ==========   =========

                         DESCRIPTION OF CAPITAL STOCK

   As of September 30, 1998, our authorized capital stock was 70,000,000 shares. Those shares consisted of: (a) 10,000,000 shares of preferred stock, none of which were outstanding; and (b) 60,000,000 shares of common stock, of which 39,285,094 shares were outstanding. This offering will register approximately 93.7% of the total number of shares issued and outstanding for sale. We are also registering shares that could be issued upon the exercise of warrants and options listed under "Selling Security Holders". The warrant and option holders consist of capital providers to Cliffwood Oil & Gas Corp., who received shares and warrants of Texoil, Inc., in the merger completed in December 1997, and former executives of Texoil. These persons received rights to have the shares issuable upon exercise of their warrants and options registered pursuant to the Merger Agreement (See "Dilution").

LISTING

   Texoil Inc.'s outstanding shares of common stock are listed on the Boston Stock Exchange under the symbol "TXLI." Any additional common stock we issue will also be listed on the Boston Stock Exchange. Additionally, the shares of common stock are traded over the counter in the NASDAQ Small-Cap Market under the symbol "TXLI."

DIVIDENDS

   Common shareholders may receive dividends when declared by the Board of Directors. Texoil has not paid dividends in the past and we do not plan to pay dividends in the near future. If dividends are ever paid, they may be paid in cash, stock or other form. The current loan agreements provide that common shareholders may not receive dividends until we have satisfied our obligations to creditors.

FULLY PAID

   All outstanding shares of common stock are fully paid and non-assessable. Any additional common stock we issue will also be fully paid and non-assessable.

VOTING RIGHTS

   Each share of common stock is entitled to one vote in the election of directors and other matters. Common shareholders are not entitled to pre-emptive or cumulative voting rights.

OTHER RIGHTS

   We will notify common shareholders of any shareholders' meetings according to applicable law. If we liquidate, dissolve or wind up our business, either voluntarily or not, common shareholders will share equally in the assets remaining after we pay our creditors and preferred shareholders.

TRANSFER AGENTS AND REGISTRARS

   ChaseMellon Shareholder Services is the transfer agent and registrar. You may contact us at the address listed on page 2 or ChaseMellon located at the following address:

CMSS
Securities Transfer Services
Post Office Box 3312
South Hackensack, New Jersey 07606
1-800-634-9270

                        NEVADA BUSINESS CORPORATION ACT
                          AND THE ARTICLES AND BYLAWS

GENERAL

   Texoil is a Nevada corporation subject to the Nevada Business Corporation Act (the "Nevada Act"). Provisions of the Nevada Act, in addition to provisions of our Articles of Incorporation and Bylaws, address corporate governance issues, including the rights of shareholders. Some of the state law provisions could hinder management changes, while others could have an anti-takeover effect. Texoil has not adopted any traditional anti-takeover mechanism in the Articles and Bylaws. The anti-takeover effect of state law may, in some circumstances, reduce the control premium that might otherwise be reflected in the value of our common stock.

   We have summarized the key provisions below. The descriptions are not complete. You should read the actual provisions of our Articles and Bylaws and the Nevada Act that relate to your individual investment strategy.

BUSINESS COMBINATIONS

   The Nevada Act and our Articles generally require that any merger, share exchange or sale of substantially all of the assets of a corporation be approved by at least a majority vote of the outstanding votes entitled to be cast by each voting group entitled to vote. Nevada had adopted a control share law and a business combination law that would inhibit the takeover of a Nevada corporation. The control share law does not apply to Texoil because that statute requires that at least 100 record holders of the Company be residents of Nevada and that the Company transact business in Nevada. The business combination law, however, does not have restrictions on residency, and therefore does applies to Texoil. Under the business combination law, a business combination will be prohibited for three years unless there is express board approval. The business combination law automatically applies to Texoil, unless the Company opts out of the statute and obtains shareholder approval by those shareholders protected by the statute. Texoil has not opted out of the business combination provision.

   In addition to these two statutes directly related to takeovers, there are other factors under the articles of incorporation and provisions of Nevada law that may affect the outcome of a takeover. The Board of Directors of Texoil is not staggered. A shareholders' rights plan is not in place. Written consents by less than 100% of the shareholders are possible under Nevada law.
     It is difficult to determine whether these provisions would deter or assist in the takeover of Texoil, but generally, these factors would facilitate a takeover.

DIRECTORS' DUTIES

   Under Nevada law, the Board of Directors is charged with the traditional fiduciary duties, and duties to conduct the business of the Company in a prudent manner. Nevada has authorized the Board of Directors to consider other constituencies besides the shareholders in considering the maximization of benefits to the Nevada corporation. The Board may consider employees, suppliers, creditors and customers, the economy of the state of Nevada and the nation, the interests of the community and society and long-term as well as short-term benefits to the corporation. Nevada believes that the ability to consider other constituencies will assist management in resisting a takeover.

BOARD OF DIRECTORS

  Members of Texoil's Board of Directors serve for one year or until their successor is elected.

SHAREHOLDER PROPOSAL AND DIRECTOR NOMINATIONS

   Texoil's shareholders may submit shareholder proposals and nominate candidates for the Board of Directors if the shareholders follow advance notice procedures described in the proxy materials published each year in connection with the Annual Meeting. There are no special provisions in Texoil's Bylaws.

   To nominate directors, shareholders must submit a written notice to Texoil's corporate secretary at least 60 days before a scheduled meeting. The notice must include the following information:

o  Name and address of the shareholder;

o  Name and address of the nominee;

o  Description of any arrangements between the shareholder and the nominee;

o  Information about the nominee required by the SEC;

o  Written consent of the nominee to serve as a director; and

o  Any other material information.

   Shareholder proposals must be submitted to Texoil's corporate secretary at least 120 days before the first anniversary of the date of our last annual meeting. The notice must include the following information:

o  Description of the proposal;

o  Reasons for presenting the proposal at the annual meeting;

o  Text of any resolutions to be presented;

o  Shareholder's name and address;

o  Number of shares held by the Shareholder; and

o  Any material interest of the shareholder in the proposal.

   Director nominations and shareholder proposals that are late or do not include all required information may be rejected. This could prevent shareholders from bringing certain matters before an annual or special meeting, including making nominations for directors. Shareholders are entitled to directly solicit the other shareholders of the Company under applicable federal proxy rules. If they do so, the shareholders do not have to use the proxy of the Company, but may prepare their own proxy and request a list of record holders of Company common stock.

MEETINGS OF  SHAREHOLDERS

   Under Texoil's Bylaws, meetings of the shareholders may be called by the Chairman of the Board, the President, a majority of the Board of Directors or at the written request of not less than 10 percent (10%) of the voting power of all the outstanding shares of the corporation.

AMENDMENT OF ARTICLES AND BYLAWS

   Generally, Texoil's Articles may be amended by a majority of the outstanding votes entitled to be cast by each voting group entitled to vote on a given matter or at the annual or any regular meeting of the Board of Directors without prior notice, or at any special meeting if notice of the change is given in the notice for the meeting.

INDEMNIFICATION

   Texoil indemnifies Company officers and directors to the fullest extent permitted under Nevada law against all liabilities incurred in connection with their service to us. In addition, Texoil has purchased officer and director insurance to provide liability protection for the directors.

LIMITATION OF LIABILITY

   Texoil's Articles provide that Company directors will not be personally liable for monetary damages to Texoil for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to the Company or Texoil stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper personal benefit from their action as directors. This provision applies only to claims against directors arising out of their role as directors and not in any other capacity (such as an officer or employee). Directors remain liable for violations of the federal securities laws and Texoil retains the right to pursue legal remedies other than monetary damages, such as an injunction or rescission for breach of the director's duty of care.

                             PLAN OF DISTRIBUTION

   The securities being registered under this prospectus are a secondary offering by existing shareholders. The existing shareholders may offer their securities in one or more transactions on the NASDAQ Small-Cap Market, on the Boston Stock Exchange, or any other stock exchange on which the shares may be admitted for trading, in accordance with applicable NASDAQ or exchange rules. These shareholders may offer their securities in block transactions on the exchange in accordance with its rules, in negotiated transactions (including the pledge of shares) or in a combination of any such methods. Prices may be at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices through their brokers. No underwriters or agents are involved. There is no underwriter or any other organized method for offering the shares registered hereunder.

     At present, no officer or director intends to sell any shares. In addition, all shareholders who hold in excess of 300,000 shares (with the exception of those discussed immediately below), have agreed to limit any sales to not more than 15 percent (15%) of their individual holdings per calendar quarter, commencing with the effective date of this registration statement. Certain institutional shareholders are subject to contractual arrangements with Texoil. These shareholders are listed below:

o  Affiliates of EnCap Investments

Pursuant to a Registration Rights Agreement dated May 4, 1998, EnCap Equity 1996 Limited Partnership and Energy Capital Investment Company, PLC have the right to have registered under a Form S-3 up to 100% of their shares and sell such shares, in the following percentages and by the following dates:

              06/30/98           20%
              09/30/98           40%
              12/31/98           60%
              03/31/99           80%
              06/30/99          100%

o  LINCOLN NATIONAL LIFE INSURANCE

Under a Common Stock and Warrant Purchase
Agreement dated August 4, 1997, Lincoln
National Life Insurance Co. has the following rights:

   (i) One demand registration beginning on January 1, 1999, until August 4,
   2002;

   (ii) Piggyback registration rights until August 4, 2002 ; and

   (iii) One put option until August 4, 2002.

o  RIMCO

Under an Amended and Restated Stock Ownership and Registration Rights Agreement dated December 31, 1997, RIMCO Partners, L.P. and three affiliated limited partnerships have rights to two demand registration rights upon request of a majority of the holders among the four partnerships and piggyback registration rights for all limited partnerships.

o  FIRST UNION CAPITAL MARKETS

Under a Common Stock and Warrant Purchase Agreement dated May 5, 1997, First Union Capital Partners, Inc., has one demand registration beginning January 1, 1999, until May 31, 2005, piggyback registration rights until May 31, 2005, a preemptive rights provision and a put option beginning on May 27, 2001.

     Upon the effectiveness of this registration statement and provided this statement remains effective, the Company believes that the registration obligation to these four institutions will be satisfied. The total amount of shares entitled to registration by each of these four institutions is listed under "Selling Security Holders" above.


                                LEGAL OPINIONS

     BOND & TAYLOR, LLP, WILL ISSUE AN OPINION ABOUT THE LEGALITY OF THE OFFERED SECURITIES FOR US.

                                   EXPERTS

     The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

                             [LOGO GRAPHIC OMITTED]

                                  40,903,462

                                    SHARES

                                 COMMON STOCK

                                  PROSPECTUS

                                    PART II

                   (INFORMATION NOT REQUIRED IN PROSPECTUS)

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


                                                                   ESTIMATED
                                                                   ---------
Securities and Exchange Commission Fee (ACTUAL)                     $11,693
Transfer Agent and Registrar Fees                                       150
Fees and Expenses of Trustees                                             -
Rating Agency Fees                                                        -
Printing Expenses                                                       975
Accountants' Fees                                                     7,500
New York Stock Exchange Listing Fee                                       -
Counsel Fees                                                          5,000
Miscellaneous.                                                            -
                                                                    -------
Total                                                               $25,318
                                                                    =======

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Article Ten of Texoil, Inc., Articles of Incorporation mandates indemnification of its directors and officers to the full extent permitted by the Nevada General Corporation Law (the "Nevada" Act), and any other applicable law. The Bylaws of the Company have been further amended to protect the officers and directors to the full extent of the laws of the State of Nevada. The Nevada Act permits a corporation to indemnify its directors and officers against liability incurred in all proceedings, including derivative proceedings, arising out of their service to the corporation or to other corporations or enterprises that the officer or director was serving at the request of the corporation, to the extent that the person seeking indemnification has acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. In a criminal action or proceeding, the person must also have had no reasonable cause to believe that his or her conduct was unlawful. The Company is required to indemnify its directors and officers in all such proceedings if they have not violated this standard.

      In addition, Article Nine of Texoil, Inc., Articles of Incorporation limits the liability of its directors and officers to the full extent permitted by the Nevada Act as now and hereafter in effect. The effect of the Company's Articles of Incorporation, together with the Nevada Act, is to eliminate personal liability of directors and officers for damages for breach of fiduciary duty, except for acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law; or the payment of dividends in violation of Nevada law.

      Texoil, Inc. has purchased directors' and officers' liability insurance policies.

ITEM 16. EXHIBITS.

2.2 Agreement and Plan of Merger, dated December 31, 1997, by and among Texoil, Inc., Texoil Acquisition, Inc., and Cliffwood Oil & Gas Corp. (incorporated by reference to Exhibit 2.1 to Item 7 of Form 8-K filed on January 8, 1998).

3.1 Restated Articles of Incorporation of Texoil, Inc., as amended (Incorporated by reference to Exhibit 3.1 of Form S-3 filed February 1,
      1999).

3.2 Amended and Restated Bylaws of Texoil, Inc., as amended (Incorporated by reference to Exhibit 3.2 of Form S-3 filed February 1, 1999)..

4.1 Form of Warrant Agreement between Texoil, Inc., as Issuer and First Interstate Bank of Texas, N.A. as Warrant Agent, dated May 26, 1994 (incorporated by reference to Exhibit 4.1 filed with Form 10- KSB dated December 31, 1997).

4.2   Specimen certificate for Class A Warrant (incorporated by reference to
      Exhibit 4.2 filed with Form 10-KSB dated December 31, 1997).

4.3   Specimen certificate for Class B Warrant (incorporated by reference to
      Exhibit 4.3 filed with Form 10-KSB dated December 31, 1997).

4.4 Specimen certificate for Underwriters Class A Warrant (incorporated by reference to Exhibit 4.4 filed with Form 10-KSB dated December 31, 1997).

4.5 Specimen certificate for Underwriters Class B Warrant (incorporated by reference to Exhibit 4.5 filed with Form 10-KSB dated December 31, 1997).

4.6 Specimen certificate for shares of Common Stock, par value $.01 per share (incorporated by reference to Exhibit 4.6 filed with Form 10-KSB dated December 31, 1997).

4.7 Note Purchase Agreement, dated December 31, 1997, by and among Texoil, Inc., and Resource Investors Management Company (incorporated by reference to Exhibit 5.1 to Form 8-K filed on January 8, 1998).

4.8 Form of the Texoil, Inc., 7.875% Convertible Subordinated General Obligation Note (incorporated by reference to Exhibit 5.2 to Form 8-K filed on January 8, 1998).

4.9 Amended and Restated Stock Ownership and Registration Rights Agreement among Texoil, Inc., and RIMCO Partners, L.P., RIMCO Partners, L.P. II, RIMCO Partners, L.P. III, and RIMCO Partners, L.P. IV, dated December 31, 1997 (incorporated by reference to Exhibit 5.5 to Form 8-K filed on January 8, 1998).

 4.10 Guaranty Agreement dated December 31, 1997, by and among Cliffwood Oil & Gas Corp., and RIMCO Partners, L.P., RIMCO Partners, L.P. II, RIMCO Partners, L.P. III, and RIMCO Partners, L.P. IV, (incorporated by reference to Exhibit 5.3 to Form 8-K filed on January 8, 1998).

 4.11 Guaranty Agreement dated December 31, 1997, by and among Texoil Company and RIMCO Partners, L.P., RIMCO Partners, L.P. II, RIMCO Partners, L.P. III, and RIMCO Partners, L.P. IV (incorporated by reference to Exhibit 5.4 to Form 8-K filed on January 8, 1998).

 4.12 Acquisition and Distribution Agreement dated May 4, 1998, by and between Texoil, Inc., Cliffwood Oil & Gas Corp., and Cliffwood Acquisition 1996 Limited Partnership (incorporated by reference to Exhibit 2.1 filed with Form 8-K on May 12, 1998).

 4.13 May 1998 Agreement in Respect of Agreement of Limited Partnership dated May 4, 1998, by and among Cliffwood Oil & Gas Corp., EnCap Equity 1996 Limited Partnership and Energy Capital Investment Company PLC (incorporated by reference to Exhibit 2.2 filed with Form 8-K on May 12,
      1998).

 4.14 Registration Rights Agreement dated May 4, 1998, by and among Texoil, Inc., EnCap Equity 1996 Limited Partnership and Energy Capital Investment Company PLC (incorporated by reference to Exhibit 2.3 filed with Form 8-K on May 12, 1998).

 4.15 First Amended and Restated Agreement of Limited Partnership dated May 4, 1998, by and among Cliffwood Oil & Gas Corp., EnCap Equity 1996 Limited Partnership and Energy Capital Investment Company PLC (incorporated by reference to Exhibit 2.5 filed with Form 8-K on May 12, 1998).

 4.16 Co-Sale Agreement dated May 4, 1998, by and among Cliffwood Oil & Gas Corp., Cliffwood Acquisition 1998 Limited Partnership, EnCap Equity 1996 Limited Partnership and Energy Capital Investment Company PLC (incorporated by reference to Exhibit 2.6 with Form 8-K on May 12, 1998).

 4.17 Common Stock and Warrant Purchase Agreement between Cliffwood Oil & Gas Corp., and Belleview 1992 Income Fund L.P. dated as of August 4, 1997 (incorporated by reference to Exhibit 10.20 with Form 10-KSB filed on April 8, 1998).

 4.18 Common Stock and Warrant Purchase Agreement between Cliffwood Oil & Gas Corp., and First Union Capital Partners, Inc., dated as of May 30, 1997 (incorporated by reference to Exhibit 10.30 with Form 10-KSB filed on April 8, 1998).

 5.1  Legal Opinion of Bond & Taylor, LLP (filed herewith).

16.1 Letter dated March 9, 1998, from BDO Seidman LLP to the Commission (incorporated by reference to Exhibit 16.1 to Form 8-K filed on March 9,
      1998).

21.1    Following are the Company's subsidiaries:

      NAME OF SUBSIDIARY             OTHER NAME UNDER
INCORPORATION/ORGANIZATION     SUBSIDIARY CONDUCTS BUSINESS  JURISDICTION OF
--------------------------     ----------------------------  ---------------
Cliffwood Oil & Gas Corp.                None                   Texas
Cliffwood Production Co.                 None                   Texas
New Cliffwood Company                    None                   Texas
Cliffwood Exploration Company            None                   Texas
Cliffwood Acquisition -
  1996 Limited Partnership               None                   Texas
Cliffwood-Blue Moon Joint
  Venture, Inc.                          None                   Texas
Texoil Company                           None                   Tennessee

23.1 Consent of Arthur Andersen LLP (FILED HEREWITH).

23.2 Consent of Bond & Taylor LLP - Contained in Exhibit 5.1.

27.1 Financial Data Schedule (FILED HEREWITH).

ITEM 17. UNDERTAKINGS

      The undersigned registrant hereby undertakes the following:

            (1) To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant

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                  to Section 13 or Section 15(d) of the Securities Exchange Act
                  of 1934 that are incorporated by reference in this registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

            (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

            (6) The undersigned registrant hereby further undertakes:

                  (i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act will be deemed to be part of this registration statement as of the time it was declared effective.

                  (ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bonafide offering thereof.

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                                   SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3, AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, THE STATE OF TEXAS, ON THE DATE INDICATED.

                                  TEXOIL, INC.

                            BY:  /s/ FRANK A. LODZINSKI
                                 FRANK A. LODZINSKI
                                 PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                 DATE SIGNED: MAY 24, 1999

PURSUANT TO REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED, ON THE DATE INDICATED.

 SIGNATURE                     TITLE
 ---------                     -----

/s/ FRANK A. LODZINSKI         Director and  President, Chief Executive Officer
Frank A. Lodzinski             and Principal Accounting Officer
Date Signed: MAY 24, 1999



/s/ JERRY M. CREWS             Director and Secretary
Jerry M. Crews
Date Signed: MAY 24, 1999


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/s/ T. W. HOEHN III               Director
T. W. Hoehn III
Date Signed: MAY 24, 1999



/s/ ROBERT E. LAJOIE              Director
Robert E. LaJoie
Date Signed: MAY 24, 1999



/s/ GARY J. MILAVEC               Director
Gary J. Milavec
Date Signed: MAY 24, 1999



/s/ THOMAS A. REISER              Director
Thomas A. Reiser
Date Signed: MAY 24, 1999



/s/ MICHAEL A. VLASIC             Director
Michael A. Vlasic
Date Signed: MAY 24, 1999

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